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Exhibit 10.4   Internet WebMaster Consulting Agreement

                         VENTURENET CAPITAL GROUP, INC.

                     INTERNET WEBMASTER CONSULTING AGREEMENT

         This agreement ("Agreement" or "the Agreement") memorializes the existing arrangements between the two parties previously entered into verbally on the 13th day of January, 2001, at Temecula, California, between VentureNet Capital Group, Inc. ("Company" or "VentureNet"), a Delaware corporation, and Reid Rolls ("Consultant"), an individual, d/b/a Reid Rolls Productions. This Agreement shall be retroactively effective to January 13, 2001.

                               BACKGROUND RECITALS

A. VentureNet Capital Group, Inc. is a fully reporting, publicly traded Delaware corporation which desires to staff a position requiring the skills, training, ability and experience to perform comprehensive duties of Webmaster and Internet Consultant as well as certain other assigned duties including but not limited to physical networking layout and implementation, and meeting with prospective business clientele of Company relative to Internet services offered by Company.

B. VentureNet has certain internal management issues relating to issues of the Company and subsidiary website which have been confidentially disclosed to Consultant, and Consultant has signed a "Consultant Policy Statement and Agreement" requiring confidentiality and the guarding of the trade secrets of company, a copy of which is attached hereto as an exhibit.

C. Reid Rolls is an individual with substantial and significant education, training and experience in the information technology industry and in general business.

IN CONSIDERATION of the above Background Recitals, which are hereby incorporated into the provisions of this Agreement, and other valuable consideration, the parties, therefore, agree:

                       DUTIES & OBLIGATIONS OF CONSULTANT

         1. TITLE/DUTIES: CHIEF WEB CONSULTANT. Company employs Consultant for the position of Chief Web Consultant in which capacity he will act concerning issues affecting the Internet and web management of Company's website and all related matters. Additionally Consultant is assigned certain other duties, including but not limited to creative web design, marketing and promotional responsibilities, sales presentations, the negotiation of business agreements with other entities and individuals. The agreed initial scope of work includes but is not limited to the following specific duties:


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         a. Oversee and direct all daily operations of website functionality;and hosting of Company's website.

         b. Oversee, direct and manage all hosting activities for Company and subsidiaries.

         c. Oversee, direct and manage all domain name management for Company and certain subsidiaries.

         d. Design and implement a comprehensive plan for Company's physical office network.

         e. Such other and further duties as may be assigned by the Board of Directors or the Chief Executive Officer from time to time.

2. LOYAL AND CONSCIENTIOUS PERFORMANCE OF DUTIES. Consultant shall answer and report directly and only to the President and Chief Executive Officer of the company. Consultant agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this agreement.

3. TRADE SECRETS & UNFAIR COMPETITION. The parties acknowledge that Consultant, in the course of his employment, shall have access to sales, personnel, financial and other information of a proprietary nature belonging to the company. Consultant specifically agrees that he shall not misuse, misappropriate, or disclose by any means to any third party, any confidential information or trade secrets of Company, or engage in any unfair competition, either during the course of employment or at any time thereafter, except such disclosure as may be required pursuant to his employment, or with the prior consent of the company.

4. MODIFICATION. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

5. PARTIAL INVALIDITY. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without any legal impairment.

6. LOCATION OF SERVICES TO BE PERFORMED. The hours mentioned in the foregoing paragraph shall be performed at a location to be selected by Consultant, unless other arrangements are made in advance between Consultant and the management of the Company.


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                           COMPENSATION OF CONSULTANT

7. COMPENSATION AND PAYMENT. Company will pay Consultant a basic discounted rate for the technical services contemplated by this agreement of $35.00 per hour for all services in connection with this agreement. Consultant will submit invoices for services rendered at frequent intervals and, in consideration for the discounted rates charged by Consultant, Company will pay such invoices upon receipt.

8. ADDITIONAL COMPENSATION. As additional compensation and consideration for entering into this Agreement, Consultant shall be issued 500,000 shares of the common stock of company, and may thereafter negotiate with company additional bonuses, options and/or other forms of compensation at the time of each major project undertaken by management and directed to Consultant. Such additional compensation is on each occasion subject to modification in a writing signed by the parties.

                           TERM AND TYPE OF EMPLOYMENT

9. TERM. The term of this Agreement shall be for a period of six months from the effective date cited at the beginning of this agreement, except that this term shall only continue so long as the services rendered by Consultant are satisfactory to Company, in the exclusive discretion of its President.

10. AGREEMENT AT WILL. Either Company or Consultant may terminate this Agreement at any time on two weeks notice to the other, with or without cause. The provisions of this paragraph may be modified only by a writing signed by the president of the company.

                             OBLIGATIONS OF COMPANY

11. GENERAL PROVISIONS. Company shall provide Consultant with the opportunities, compensation, incentives, materials, benefits and business expense reimbursement contemplated by or specified in this agreement, and shall keep Consultant informed as to all performance expectations of him.

12. OFFICE AND STAFF. Company shall provide Consultant with office space when working on premises, telephone, required travel and accommodations, and administrative support suitable to Consultant's position and adequate to the performance of his duties.


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13. REIMBURSEMENT OF EXPENSES AND LOSSES. Company shall promptly reimburse
Consultant for all reasonable business expenses incurred by Consultant in carrying out assignments or promoting the business of Company, including business-related expenditures for entertainment and travel reasonably incurred on behalf of Company. Consultant shall furnish adequate records and documentary evidence of all expenditures for the substantiation of each for an income tax deduction.

14. INDEMNITY. Company shall indemnify Consultant for all losses sustained by Consultant in direct consequence of the discharge of his duties on Company's behalf.

                            OTHER GENERAL PROVISIONS

15. ADDITIONAL TERMS & CONDITIONS: EMPLOYEE HANDBOOK. The terms contemplated and expressed by this agreement will be subject to all of the applicable terms and conditions of engagement for services set forth in full in Company's Employee Handbook, a copy of which will be provided to Consultant, and which Consultant agrees shall be a binding part of this agreement.

16. TERMINATION OF EMPLOYMENT. The services described in this Agreement may be terminated by either Company or Consultant at any time upon two weeks notice to the other party.

17. NOTICES. Any notices to be given by Company to Consultant shall be in writing delivered by certified first class U. S. Mail to 2191 Pleasantwood Lane, Escondido, CA 92026. Any notices to be given by Consultant to Company may be by any means to the offices of Company at 27349 Jefferson Avenue, Suite 200, Temecula, CA 92590.

18. ARBITRATION. Any controversy between Company and Consultant involving the terms and provisions of this agreement, or the construction or application of any of its terms or conditions, or the performance by either party of any of its provisions, shall, on the written request of either party, be submitted to arbitration in compliance with the California Arbitration Act. Each party shall appoint one person to hear and determine the dispute. If the two persons so appointed are unable to agree, then those persons shall mutually select a third impartial arbitrator whose decision as to all unresolved issues shall be final and conclusive upon both parties. The cost of arbitration shall be equally borne by the parties.

19. ENTIRE AGREEMENT. This agreement memorializes the agreement of the parties, and supersedes all oral agreements, except for exhibits hereto. Each party acknowledges that no other terms are in effect which are not embodied herein, and that nothing not contained in this agreement shall be valid or binding on the parties.


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20. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of California.

21. SUMS DUE DECEASED CONSULTANT. If Consultant dies during employment hereunder, any sums that may be due him from Company under this agreement as of the date of death shall be paid when due in normal course to Consultant's spouse. If spouse for any reason can not receive such payment, then to Consultant's executors, administrators, heirs, personal representative, successors, or assigns.

EXECUTED ON APRIL 11, 2001, AT TEMECULA, CALIFORNIA.


                                        COMPANY:


                                        By: /s/ Michael N. Brette
                                            ------------------------------
                                            MICHAEL N. BRETTE, PRESIDENT


                                        CONSULTANT:


                                        /s/ Reid Rolls
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                                        REID ROLLS